Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear, Inc. Announces Record Quarterly Revenue and
First Quarter 2014 Financial Results
$32.5 Million First Quarter Revenue Grows 22 percent Year-over-Year
Carlsbad, Calif. – April 30th, 2014 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the first quarter ended March 31, 2014.
Management Commentary
“We are pleased to announce that in the first quarter, we realized record high revenue of $32.5 million, which represents strong growth of 22 percent year-over-year,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “Our revenue growth in the first quarter of 2014 reflected a return to growth in Cable driven by the strength of product shipments utilized in advanced DOCSIS 3.0 modem and gateway solutions. We are excited about both the design win momentum, and the prospects for success of our brand new, industry leading RF-Mixed Signal broadband front-end devices addressing Satellite TV gateways, and Satellite Outdoor units.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the first quarter of 2014 was $32.5 million, an increase of 3 percent compared to the fourth quarter of 2013, and an increase of 22 percent compared to the first quarter of 2013. Gross profit for the first quarter of 2014 was 62 percent of revenue, compared to 61 percent for the fourth quarter of 2013, and 63 percent for the first quarter of 2013.
Net loss for the first quarter of 2014 was $0.9 million, or $0.02 per share (diluted), compared to net loss of $2.6 million, or $0.08 per share (diluted), for the fourth quarter of 2013, and net loss of $2.3 million, or $0.07 per share (diluted), for the first quarter of 2013.
Cash flow provided by operations for the first quarter of 2014 totaled $4.1 million, compared to $2.8 million for the fourth quarter of 2013, and $0.8 million for the first quarter of 2013.
Cash, cash equivalents and investments totaled $88.7 million at March 31, 2014, compared to $86.4 million at December 31, 2013, and $77.3 million at March 31, 2013.
Non-GAAP Results
Non-GAAP gross profit for the first quarter of 2014 was 62 percent of revenue, compared to 61 percent for the fourth quarter of 2013, and 63 percent for the first quarter of 2013.
Non-GAAP net income for the first quarter of 2014 was $3.7 million, or $0.10 per share (diluted), compared to $2.3 million, or $0.06 per share (diluted), for the fourth quarter of 2013, and $2.5 million, or $0.07 per share (diluted), for the first quarter of 2013.
Second Quarter 2014 Revenue Guidance
We expect revenue in the second quarter of 2014 to be between $34.5 million and $36 million and both GAAP and non-GAAP gross profit percentage to be 61 percent to 62 percent of revenue.

Conference Call Details
MaxLinear will host its first quarter 2014 financial results conference call today, April 30, 2014 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-2068 / International: 1-480-629-9712 with conference ID: 4676077. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until May 14, 2014. A replay of the conference call will also be available until May 14, 2014 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4676077.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2014 revenue and gross profit percentage), trends and growth opportunities in specific product markets such as cable and satellite applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including recently filed actions against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which MaxLinear expects to file with the SEC in April 2014.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2014, which if achieved we intend to settle in stock in 2015; (iii) an accrual related to our performance based bonus plan for 2013, which we intend to settle in stock in May 2014; and (iv) professional fees and settlement costs related to our previously disclosed IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.
Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2014 and 2013. Bonus payments for the 2013 performance period will be settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2014, and we currently expect that any bonus payments under our 2014 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to intellectual property litigation and settlement costs are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.
Reconciliations of non-GAAP measures disclosed in this press release appear below.
About MaxLinear, Inc.
MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contacts:
Nick Kormeluk
IR Sense
Tel: 949-415-7745
nick@irsense.com
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net revenue	$32,501	$31,574	$26,534
Cost of net revenue	12,448	12,450	9,822
Gross profit	20,053	19,124	16,712
Operating expenses:
Research and development	13,095	14,737	11,511
Selling, general and administrative	7,761	7,045	7,403
Total operating expenses	20,856	21,782	18,914
Loss from operations	(803)	(2,658)	(2,202)
Interest income	61	52	59
Interest expense	—	—	(4)
Other expense, net	(12)	(5)	(73)
Loss before income taxes	(754)	(2,611)	(2,220)
Provision for income taxes	108	36	80
Net loss	$(862)	$(2,647)	$(2,300)
Net loss per share:
Basic	$(0.02)	$(0.08)	$(0.07)
Diluted	$(0.02)	$(0.08)	$(0.07)
Shares used to compute net loss per share:
Basic	35,369	34,939	32,821
Diluted	35,369	34,939	32,821

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Operating Activities
Net loss	$(862)	$(2,647)	$(2,300)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	1,134	799	981
Amortization of investment premiums, net	210	233	223
Stock-based compensation	3,393	3,395	2,789
Deferred income taxes	11	(166)	—
Impairment of long-lived assets	—	2	64
Changes in operating assets and liabilities:
Accounts receivable	(1,320)	(1,184)	(3,461)
Inventory	(1,010)	(357)	1,229
Prepaid and other assets	(42)	(164)	117
Accounts payable, accrued expenses and other current liabilities	590	22	(3,713)
Accrued compensation	2,039	586	2,277
Deferred revenue and deferred profit	529	(396)	648
Accrued price protection liability	(637)	2,520	1,908
Other long-term liabilities	56	180	39
Net cash provided by operating activities	4,091	2,823	801
Investing Activities
Purchases of property and equipment	(1,445)	(529)	(542)
Purchases of available-for-sale securities	(18,699)	(13,820)	(32,172)
Maturities of available-for-sale securities	18,195	10,200	27,300
Net cash used in investing activities	(1,949)	(4,149)	(5,414)
Financing Activities
Payments on capital leases	—	—	(1)
Net proceeds from issuance of common stock	49	1,401	23
Minimum tax withholding paid on behalf of employees for restricted stock units	(136)	(129)	(48)
Net cash provided by (used in) financing activities	(87)	1,272	(26)
Effect of exchange rate changes on cash and cash equivalents	(5)	4	3
Increase (decrease) in cash and cash equivalents	2,050	(50)	(4,636)
Cash and cash equivalents at beginning of period	26,450	26,500	21,810
Cash and cash equivalents at end of period	$28,500	$26,450	$17,174

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2014	December 31, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$28,500	$26,450	$17,174
Short-term investments, available-for-sale	44,769	35,494	41,727
Accounts receivable, net	21,378	20,058	18,019
Inventory	11,042	10,032	8,662
Prepaid expenses and other current assets	1,675	1,682	1,370
Total current assets	107,364	93,716	86,952
Property and equipment, net	7,913	5,511	6,550
Long-term investments, available-for-sale	15,428	24,410	18,356
Intangible assets	670	749	123
Other long-term assets	581	543	264
Total assets	$131,956	$124,929	$112,245
Liabilities and stockholders’ equity
Current liabilities	$41,691	$37,158	$30,728
Other long-term liabilities	1,149	1,097	828
Total stockholders’ equity	89,116	86,674	80,689
Total liabilities and stockholders’ equity	$131,956	$124,929	$112,245

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net loss	$(862)	$(2,647)	$(2,300)
Stock-based compensation:
Cost of net revenue	29	29	24
Research and development	2,194	2,163	1,754
Selling, general and administrative	1,170	1,203	1,011
Total stock-based compensation	3,393	3,395	2,789
Share-based bonus plan*:
Cost of net revenue	9	18	10
Research and development	491	925	642
Selling, general and administrative	373	498	352
Total share-based bonus plan	873	1,441	1,004
IP litigation costs	340	99	959
Non-GAAP net income	$3,744	$2,288	$2,452
Shares used in computing non-GAAP basic net income per share	35,369	34,939	32,821
Shares used in computing GAAP diluted net loss per share	35,369	34,939	32,821
Dilutive common stock equivalents	2,949	2,529	1,256
Shares used in computing non-GAAP diluted net income per share	38,318	37,468	34,077
Non-GAAP basic net income per share	$0.11	$0.07	$0.07
Non-GAAP diluted net income per share	$0.10	$0.06	$0.07

*
Share-based bonus plan for the three months ended March 31, 2014 relates to an accrual related to our performance based bonus plan for 2014, which we expect to settle in stock in 2015. Share-based bonus plan for the three months ended December 31, 2013 and March 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which we intend to settle in stock in May 2014.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP gross profit as a % of revenue	61.7%	60.6%	63.0%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	0.1%	—%
Non-GAAP gross profit as a % of revenue	61.8%	60.8%	63.1%
GAAP loss from operations as a % of revenue	(2.5)%	(8.4)%	(8.3)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.8%	6.9%	6.6%
Selling, general and administrative	3.6%	3.8%	3.8%
Share-based bonus plan:
Cost of net revenue	—%	0.1%	—%
Research and development	1.5%	2.9%	2.5%
Selling, general and administrative	1.1%	1.5%	1.3%
IP litigation costs	1.0%	0.3%	3.6%
Non-GAAP income from operations as a % of revenue	11.6%	7.2%	9.6%